UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2024

Endexx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-30233	30-0353162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38246 North Hazelwood Circle, Cave Creek, AZ 85331
(Address of principal executive offices)

Registrant’s telephone number, including area code	(480) 595-6900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EDXC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Changes in Registrant’s Certifying Accountant

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 9, 2024, Endexx Corporation (the “Company”) dismissed its independent auditors, Turner, Stone & Company, L.L.P. of Dallas, Texas (“T&S”), which action was approved by the Company’s Board of Directors on February 9, 2024.

Except as described in the following sentence, the reports of T&S on the financial statements of the Company for each of the fiscal years ended September 30, 2022, and September 30, 2021, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The reports of T&S on the financial statements of the Company for the fiscal years ended September 30, 2022, and September 20, 2021, do, however, contain an expression of substantial doubt as regarding the Company’s ability to continue as a going concern.

In addition, during the Company’s fiscal years ended September 30, 2022, and September 30, 2021, and through the date of dismissal, February 9, 2024, there was no disagreement with T&S on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company provided a copy of this Current Report on Form 8-K to T&S and requested that T&S furnish to the Company a letter addressed to the Securities and Exchange Commission, stating whether or not T&S agrees with the above statements. Once such letter is furnished by T&S, the Company will file a copy thereof as an exhibit to an amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endexx Corporation
(Registrant)
Date:	February 16, 2024
		By:	/s/ Todd Davis
		Name:	Todd Davis
		Title:	Chief Executive Officer